Exhibit 10.19

CONFORMED COPY

PLEDGE AGREEMENT

Pledge Agreement dated as of March 19, 2004, between ITC Holdings Corp. and Canadian Imperial Bank of Commerce (“CIBC”), as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Revolving Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, certain lenders and CIBC, as administrative agent, are parties to a Revolving Credit Agreement dated as of March 19, 2004 (as modified and supplemented and in effect from time to time, the “Revolving Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $20,000,000, subject to increase to $45,000,000 as provided therein.

To induce said lenders to enter into the Revolving Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined).  Accordingly, the parties hereto agree as follows:

Section 1.  Definitions.  Terms defined in the Revolving Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Issuer” means the corporation identified on Annex 1 under the caption “Issuer”.

“Pledged Stock” has the meaning assigned to such term in Section 3(a).

“Secured Obligations” means, collectively, all obligations of the Borrower to the Lenders and the Administrative Agent hereunder and under the Revolving Credit Agreement.

“Stock Collateral” has the meaning assigned to such term in Section 3(c).

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2.  Representations and Warranties.  The Borrower represents and warrants to the Lenders and the Administrative Agent that:

(a)  Ownership and Liens.  The Borrower is the sole beneficial owner of the Collateral and no Lien exists or will exist upon such Collateral at any time, except for the Lien created by this Agreement and Liens permitted under the Revolving Credit Agreement.  Upon the Borrower’s compliance with Section 4.11 and the making of all necessary filings under the Uniform Commercial Code, the pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

(b)  Status of Pledged Stock.  The Pledged Stock identified in Annex 1 is duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Revolving Credit Agreement).

(c)  No Other Stock.  The Pledged Stock identified in Annex 1 constitutes the percentage of the issued and outstanding shares of capital stock of the Issuer beneficially owned by the Borrower on the date hereof (whether or not registered in the name of the Borrower) as identified in Annex I, as such Annex may be updated or amended from time to time, and Annex 1 correctly identifies the Issuer of such Pledged Stock, the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

Section 3.  Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Borrower’s right, title and interest in the following property, whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

(a)  the shares of common stock of the Issuer identified in Annex 1 together with the certificates evidencing the same (collectively, the “Pledged Stock”);

(b)  all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)  without affecting the obligations of the Borrower under any provision prohibiting such action hereunder or under the Revolving Credit Agreement, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, a number of shares of the successor corporation (unless such successor corporation is the Borrower itself) formed by or resulting from such consolidation or merger proportionate to the number of shares of the Issuer pledged hereunder (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”); and

(d)  all proceeds of and to any of the property of the Borrower described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Borrower in respect of any of the items listed above).

Section 4.  Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Borrower hereby agrees with each Lender and the Administrative Agent as follows:

4.01  Delivery and Other Perfection.  The Borrower shall:

(a)  if any of the shares, securities, moneys or property required to be pledged by the Borrower under clauses (a), (b) and (c) of Section 3 are received by the Borrower, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Borrower (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

(b)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Borrower copies of any notices and communications received by it with respect to the

Stock Collateral);

(c)  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(d)  permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral.

4.02  [Reserved.]

4.03  Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04  Special Provisions Relating to Stock Collateral.

(1)  The Borrower will hereafter cause the Stock Collateral to constitute at all times the total number of shares of capital stock of the Issuer as calculated pursuant to Section 4.3(g)(ii) of the Credit Agreement.

(2)  So long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Revolving Credit Agreement or any other instrument or agreement referred to herein, provided that the Borrower agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Revolving Credit Agreement or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Borrower or cause to be executed and delivered to the Borrower all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(2).

(3)  Subject to paragraph 4 below, the Borrower shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any dividends and distributions on the Stock Collateral; provided, however, that any and all dividends and other distributions in equity securities included in the Collateral shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Borrower and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

(4)  Upon written notice to the Borrower by the Administrative Agent following the occurrence and during the continuation of an Event of Default (or upon the occurrence and during the continuation of an Event of Default under Section 10.5 of the Revolving Credit Agreement, without any requirement that written or any other notice be given), (i) all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Borrower agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Borrower (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Borrower and (ii) all rights of the Borrower to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.04(2) herein shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuation of such Event of Default.

4.05  Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)  the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such right);

(b)  the Administrative Agent in its discretion may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(c)  the Administrative Agent may, upon ten Business Days’ prior written notice to the Borrower of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice and right or equity being hereby expressly waived and released.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05 shall be applied in accordance with Section 4.09.

The Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Borrower acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer or issuer thereof to register it for public sale.

4.06  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Borrower shall remain liable for any deficiency.

4.07  Removals, Etc.  Without at least 30 days’ prior written notice to the Administrative Agent, the Borrower shall not (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place other than at the address for the Borrower in Section 12.2 of the Revolving Credit Agreement, (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto or (iii) change the jurisdiction in which it is organized from that in which it is organized on the date hereof.

4.08  Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner.  The Borrower hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09  Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Section 4, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Borrower or any issuer of or obligor on any of the Collateral.

4.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Borrower shall deliver to the Administrative Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank.

4.12  Termination.  When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Revolving Credit Agreement and all Letters of Credit and any obligations thereunder shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower and to be released and canceled all licenses and rights referred to in Section 4.04.

4.13  Further Assurances.  The Borrower agrees that, from time to time upon the written request of the Administrative Agent, the Borrower will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 5.  Miscellaneous.

5.01  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 12.2 of the Revolving Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.2.

5.02  No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Borrower and the Administrative Agent (with the consent of the Lenders as specified in Section 12.1 of the Revolving Credit Agreement).  Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Borrower.

5.04  Expenses.  The Borrower agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Borrower in respect of the Collateral that the Borrower have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

5.05  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

5.06  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

5.07  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

5.08  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.09  Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

5.10  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ITC HOLDINGS CORP.

By	/s/ Edward Rahill
Title: Vice President and C.F.O.

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By	/s/ John P. Burke
Title:	Executive Director
CIBC World Markets Corp., as Agent

ANNEX 1

PLEDGED STOCK

[See Section 2(b) and (c).]

Issuer	Certificate Nos.	Registered Owner	Number of Shares

International
Transmission
Company			shares of
[common/preferred]
stock, [no] par
value [$ ]

Annex 1 to Pledge Agreement